EXHIBIT 23.6


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Raymond G. Harrell, III, hereby consent to be named as a person about to become a director of Eagle Wireless International, Inc. in the Registration Statement on Form S-4, File No. 333-49688.


                                 /S/ RAYMOND G. HARRELL, III
                                     Raymond G. Harrell, III

December 22, 2000